Amendment XIV to Reinsurance Agreement 5356-1 (Automatic Coinsurance Bulk Universal Life) between the CUNA Mutual Life Insurance Company of Waverly, Iowa, and the LIFE REASSURANCE CORPORATION OF AMERICA of Stamford, Connecticut.

Amendment XIV.
--------------

Effective January 1, 2000, Schedule A, Part I (retention Limits) is hereby voided and replaced with attached Schedule A, Part I - Amended.

All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of January 1, 2000.

Date:    2/29/00                          CUNA MUTUAL LIFE INSURANCE COMPANY
     -----------------------------

Place:   Waverly, IA                      By: /s/ Paul A. Lawin
      ----------------------------           -----------------------------

Witness: /s/ Barbara L. Secor             Title: Asst. Vice President
        --------------------------               -------------------------

Date:     1/14/00                         LIFE REASSURANCE CORPORATION
     -----------------------------        OF AMERICA

Place: Stamford, CT                       By: /s/ Glenn D. Engel
      ----------------------------           -----------------------------

Witness: /s/ Kathy Adams                  Title: Executive Vice President
        --------------------------              --------------------------

LIFE RE AMENDMENT XIV, AGREEMENT #5356-1
01/05/2000
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                                   SCHEDULE A
                                   ----------

                            Agreement Number 5356-1

Part I - Retention Limits of CUNA Mutual Life Insurance Company
---------------------------------------------------------------

A.  Life

    Age                  Standard & Substandard A-P
    ---                  --------------------------
    0-69                    $1,000,000
    70+                     $  500,000

B.  Waiver of Premium

    $1,000,000

C.  Accidental Death Benefit

    $250,000

                                                      Effective: January 1, 2000

                                                      Schedule A continues . . .

LIFE RE AMENDMENT XIV, AGREEMENT #5356-1
01/05/2000